UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2009

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

			Page
Item 1.01	–	Entry into a Material Definitive Agreement	3

Item 7.01	–	Regulation FD Disclosure	4

Item 9.01	–	Financial Statements and Exhibits	4

Signatures			6
EX-10.1
EX-99.1

Item 1.01 – Entry into a Material Definitive Agreement
     Effective August 27, 2009, Bank of Granite (the “Bank”), a wholly owned subsidiary of Bank of Granite Corporation (the “Corporation”), entered into a Stipulation and Consent agreeing to the issuance of an Order to Cease and Desist (the “Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks (the “Commissioner”). The Order was entered and became effective on August 27, 2009, and the Bank was notified of the Order’s effectiveness September 2, 2009.
     Among other things, the Order requires the Bank to:
▪	Present a written capital plan to the FDIC and the Commissioner within 30 days of the Order by which the Bank would achieve a Tier 1 Leverage Capital Ratio of not less than 8 percent and a Total Risk-Based Capital Ratio of not less than 12 percent during the life of the Order;

▪	Formulate and implement a plan to reduce the Bank’s risk exposure in assets classified “substandard or doubtful” in the FDIC’s most recent report of examination by 20 percent in 180 days; 40 percent in 360 days; 65 percent in 540 days and by 75 percent in 720 days;

▪	Have and retain qualified management of the Bank, and assess management and staffing needs, qualifications and performance;

▪	Assure the on-going participation of the Bank’s Board of Directors in the affairs of the Bank;

▪	Analyze and reduce credit concentrations in the Bank’s loan portfolio;

▪	Within 60 days, ensure full implementation of effective lending and collection policies;

▪	Cease to extend additional credit to any borrower who has a loan or extension of credit with the Bank that is classified as “Loss” or “Doubtful”;

▪	Within 45 days, adopt and implement a plan regarding the Bank’s liquidity, contingent funding and asset liability management and review and revise the plan on a quarterly basis;

▪	Not pay cash dividends without the prior written consent of the FDIC and the Commissioner;

▪	Neither renew, roll-over nor increase the amount of brokered deposits above the amount outstanding at the date of the Order without obtaining a waiver from the FDIC;

▪	Within 90 days of the Order, develop and implement a written strategic plan covering at least three years consistent with sound banking practices to improve the Bank’s operating performance;

▪	Within 30 days of the Order, appoint a committee of the Board of Directors that is responsible for overseeing compliance with the Order and providing progress reports to the full Board regarding compliance with the Order; and

▪	Develop a budget designed to improve net interest margin, increase interest income, reduce discretionary expenses, and improve and sustain earnings.
     The Bank is required to submit written progress reports on a quarterly basis with the FDIC and the Commissioner. A copy of the Order is included as Exhibit 10.1 and is incorporated herein by reference. The description of the Order set forth above does not purport to be complete and is qualified by reference to the full text of the Order.
Item 7.01 – Regulation FD Disclosure
On September 4, 2009, the Corporation issued a press release announcing the Consent agreement with the FDIC and the Commissioner and the issuance of the Order. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits
The following exhibits are being furnished herewith:

Exhibit No.	Exhibit
10.1	Stipulation and Consent between Bank of Granite and the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks and related Order to Cease and Desist.

99.1	Press release dated September 4, 2009 announcing the signing of a Consent to Order with the FDIC and the Commissioner.

Disclosures about Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, failure to comply with regulatory orders, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
September 4, 2009	By:	/s/ Jerry A. Felts
Jerry A. Felts
Chief Operating Officer and Chief Financial Officer